                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Supplement to the Prospectus constituting part of this Post-Effective
Amendment No. 18 to the Registration Statement on Form N-4 (No. 33-62793) of our reports, each dated February 27, 2004, relating to the financial statements of American Skandia Life Assurance Corporation ("American Skandia") as of December 31, 2003 and for the four months ended April 30, 2003 and the eight months ended December 31, 2003, which reports are included in American Skandia's Annual
Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 15, 2004